Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

IGC Pharma, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)(4)(5)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share		-	-	-	-	-
	Other	Warrants		-	-	-	-	-
	Other	Rights		-	-	-	-	-
	Other	Units(6)		-	-	-	-	-
	Unallocated (universal) shelf	(1)	Rule 457(o)	$100,000,000	N/A	$100,000,000	0.00014760	$14,760
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid							-
	Total Fee Offsets							$8,834
	Net Fee Due							$5,926

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	IGC Pharma, Inc.	S-3	333-251654	December 23, 2020		(7)			(7)	(7)
Fee Offset Sources	IGC Pharma, Inc.	S-3	333-251654		December 23, 2020						$8,834

1.

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into shares of common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued from time to time by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000.

2.

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3.

Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

4.	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

5.	Includes consideration to be received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

6.	Consisting of some or all of the securities listed above, in any combination.

7.

 On December 23, 2020, the registrant filed a registration statement on Form S-3 (File No. 333-251654), which was declared effective on January 4, 2021 (the “Prior Registration Statement”), which registered the issuance of an indeterminate number of ordinary shares, preferred shares, warrants, debt securities and units of the registrant in a primary offering with an aggregate offering price not to exceed $100,000,000, of which $80,972,446 of such securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $8,834 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.